Exhibit 99.1

Blue Water Vaccines to Present Update on Novel, Live Attenuated, Intranasally Delivered Streptococcus pneumoniae Vaccine to Prevent Acute Otitis Media, Pneumococcal Pneumonia, and Invasive Pneumococcal Disease at the World Vaccine & Immunotherapy Congress West Coast 2022

CINCINNATI, OH, December 1, 2022 -- Blue Water Vaccines Inc. (“BWV” or “Blue Water Vaccines” or the “Company”), today announced that Ali Fattom, Ph.D., will present at the World Vaccine & Immunotherapy Congress West Coast 2022 in San Diego, California on Thursday, December 1, 2022. Dr. Fattom will present an overview and current progress of BWV-201, a live attenuated, intranasally delivered, serotype independent Streptococcus pneumoniae vaccine candidate for the prevention of acute otitis media (“AOM”), pneumococcal pneumonia, and invasive pneumococcal disease.

Session details are as follows:

Date:	Thursday, December 1, 2022
Time:	1:55 p.m. Eastern Daylight Time (EDT)
Title:	A Combinatorial Live Attenuated Vaccine Strategy Against Pneumonia and Otitis Media
BWV Participant:	Ali Fattom, Ph.D.

“This program has made significant clinical development progress this year, and we are very excited to showcase our technology at such a prestigious event,” said Joseph Hernandez, Chairman and Chief Executive Officer of Blue Water Vaccines. “Although our primary targets of this vaccine remain AOM and pneumococcal pneumonia, data from the original publication for this vaccine suggests that BWV-201 may also protect against invasive pneumococcal disease. We look forward to sharing our strategy with all colleagues in attendance and further advancing this program into clinical trials.”

About Blue Water Vaccines

Blue Water Vaccines Inc. is a biopharmaceutical company focused on developing transformational vaccines to address significant health challenges globally. Headquartered in Cincinnati, OH, the company holds the rights to proprietary technology developed at the University of Oxford, Cincinnati Children's Hospital Medical Center, St. Jude Children's Hospital, and The University of Texas Health San Antonio. The Company is developing a universal flu vaccine that will provide protection from all virulent strains in addition to licensing a novel norovirus (NoV) S&P nanoparticle versatile virus-like particle (VLP) vaccine platform from Cincinnati Children’s to develop vaccines for multiple infectious diseases, including norovirus/rotavirus and malaria, among others. Additionally, Blue Water Vaccines is developing a Streptococcus pneumoniae (pneumococcus) vaccine candidate, designed to specifically prevent the highly infectious middle ear infections, known as Acute Otitis Media (AOM), in children. The Company is also developing a Chlamydia vaccine candidate with UT Health San Antonio to prevent infection and reduce the need for antibiotic treatment associated with contracting Chlamydia disease. For more information, visit www.bluewatervaccines.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” and “intend,” among others. These forward-looking statements are based on BWV’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks related to the development of BWV’s vaccine candidates; the failure to obtain FDA clearances or approvals and noncompliance with FDA regulations; delays and uncertainties caused by the global COVID-19 pandemic; risks related to the timing and progress of clinical development of our product candidates; our need for additional financing; uncertainties of patent protection and litigation; uncertainties of government or third party payor reimbursement; limited research and development efforts and dependence upon third parties; and substantial competition. As with any vaccine under development, there are significant risks in the development, regulatory approval and commercialization of new products. BWV does not undertake an obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in BWV’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission (the “SEC”) on August 29, 2022 and periodic reports filed with the SEC on or after the date thereof. All of BWV’s forward-looking statements are expressly qualified by all such risk factors and other cautionary statements. The information set forth herein speaks only as of the date thereof.

Media Contact Information:

Blue Water Media Relations

Telephone: (646) 942-5591

Email: Nic.Johnson@russopartnersllc.com

Investor Contact Information:

Blue Water Investor Relations

Email: investors@bluewatervaccines.com